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                                   FORM 8-K
                                   --------



                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                CURRENT REPORT
                                --------------



                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



       Date of Report (date of earliest event Reported) October 5, 1994
                                                        ---------------




                        THE COLUMBIA GAS SYSTEM, INC.
                        -----------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                     1-1098               13--1594808
- - - ----------------------------         -----------        -------------------
(State of other jurisdiction         (Commission          (IRS Employer
      of incorporation)              File Number)       Identification No.)


               20 Montchanin Road, Wilmington, Delaware  19807
               -----------------------------------------------
                   (Address of principal executive offices)


      Registrant's telephone number, including area code (302) 429-5000
                                                         --------------
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Item 5.   Other Events
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          Information contained in a News Release dated October 5, 1994, is incorporated herein by reference.
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                                  SIGNATURE
                                  ---------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          The Columbia Gas System, Inc.
                                          -----------------------------
                                                   (Registrant)




                                          By     /s/ R. E. Lowe
                                            ---------------------------
                                                     R.E. Lowe
                                                     Vice President and
                                                     Controller

Date:  October 5, 1994
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Contacts:  Media -    W. R. McLaughlin (302) 429-5443
                      H. W. Chaddock (302) 429-5261
           Analysts - T. L. Hughes (302) 429-5363
                      K. P. Murphy (302) 429-5471

FOR IMMEDIATE RELEASE                                          October 5, 1994

            COLUMBIA GAS COMPANIES SEEK BANKRUPTCY COURT APPROVAL
                        TO EXTEND EXCLUSIVITY PERIODS

        WILMINGTON, DEL. -- The Columbia Gas System, Inc. (NYSE:CG), and Columbia Gas Transmission Corp., its principal pipeline subsidiary, filed a motion late yesterday with the U.S. Bankruptcy Court for the District of Delaware seeking to extend the periods during which they have the exclusive rights to file and/or amend Chapter 11 reorganization plans. The current exclusivity periods expire on Oct. 20, 1994.

        In the motion, the companies requested that the exclusivity periods be extended to the earlier of April 18, 1995, or 90 days following the issuance of a decision in a Delaware Federal District Court trial, now in its fourth week, that will determine the validity of certain intercompany transactions that occurred prior to July 31, 1991, the date Columbia Transmission and The Columbia Gas System, Inc., filed for Chapter 11 protection.

        The parties also are awaiting an October 11 ruling from a claims mediator appointed by the Bankruptcy Court to establish uniform standards for recalculating claims filed against Columbia Transmission by natural gas producers whose gas purchase contracts were rejected.

        The motion states that while substantial progress has been made toward formulating a consensual reorganization, negotiations with Columbia Transmission's creditors have reached an impasse. Columbia believes, however, that a decision in the intercompany claims litigation and the report from the claims mediator should facilitate the formulation of terms for consensual reorganization plans for Columbia Transmission and the parent company.

        The Columbia Gas Transmission Creditors' Committee has previously filed a motion with the Bankruptcy Court seeking to terminate the exclusivity periods. Columbia Transmission will file a response to that motion which is expected to be heard by the Bankruptcy Court along with Columbia Transmission's and the parent company's motion on Nov. 16, 1994. The companies are asking the Bankruptcy Court to grant an interim extension of the exclusive periods until the Court rules.